Exhibit 10.1

ESCROW AGREEMENT

BETWEEN:

SusGlobal Energy Canada Corp.

- and -

Alterna Savings and Credit Union Limited, as assignee of Pace Savings & Credit Union Limited

- and -

Goodmans LLP

Exhibit 10.1

ESCROW AGREEMENT

THIS AGREEMENT is made as of the 28th day of March 2023.

BETWEEN:

SusGlobal Energy Canada Corp.

("SusGlobal")

- and -

Alterna Savings and Credit Union Limited, as assignee of Pace Savings & Credit Union Limited

("Alterna")

- and -

Goodmans LLP

(the "Escrow Agent")

RECITALS:

A. SusGlobal and Alterna have agreed to settle SusGlobal's indebtedness to Alterna, and have further agreed to facilitate the said settlement through an escrow arrangement on the terms herein set forth.

B. The Escrow Agent has agreed to act as escrow agent for the purpose of holding and releasing the escrowed property pursuant to the terms of this Agreement.

C. SusGlobal and Alterna have agreed to certain related matters, as specified herein.

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, conditions, agreements and promises contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties to this Agreement, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

1.1 Definitions

Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Engagement Agreement.

1.2 New Defined Terms

"Agreement", "this Agreement", "the Agreement", "hereof", "herein", "hereto", "hereby", "hereunder" and similar expressions mean this escrow agreement dated March 28, 2023 between SusGlobal, Alterna and the Escrow Agent, including all schedules and all instruments amending or restating this Agreement.  All references to "Articles", "Sections" and "Schedules" mean and refer to the specified article, section and schedule of this Agreement.

"Escrowed Property" has the meaning given to it in Section 2.2(a).

"Notice" shall have the meaning given to it in Section 6.1.

"Parties" means, collectively, SusGlobal, Alterna and the Escrow Agent and "Party" means any one of them.

1.3 Certain Rules of Interpretation

In this Agreement:

(a) Time - Time is of the essence in and of this Agreement.

(b) Calculation of Time - Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends.  Where the last day of any such time period is not a Business Day, such time period shall be extended to the next Business Day following the day on which it would otherwise end.

(c) Business Days - Whenever any action to be taken or payment to be made pursuant to this Agreement would otherwise be required to be made on a day that is not a Business Day, such action shall be taken or such payment shall be made on the first Business Day following such day.

(d) Currency - Unless otherwise specified, all references to amounts of money in this Agreement refer to the lawful currency of Canada.

(e) Headings - The descriptive headings preceding Articles and Sections of this Agreement are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of the content of such Articles or Sections.  The division of this Agreement into Articles and Sections shall not affect the interpretation of this Agreement.

(f) Including - Where the word "including" or "includes" is used in this Agreement, it means "including without limitation" or "includes without limitation".

(g) Plurals and Gender - The use of words in the singular or plural, or referring to a particular gender, shall not limit the scope or exclude the application of any provision of this Agreement to such persons or circumstances as the context otherwise permits.

(h) Statutory References - Any reference to a statute shall mean the statute in force as at the date of this Agreement (together with all regulations promulgated thereunder), as the same may be amended, re-enacted, consolidated or replaced from time to time, and any successor statute thereto, unless otherwise expressly provided.

1.4 Entire Agreement

(a) This Agreement, together with other documents to be delivered pursuant to this Agreement, constitute the entire agreement between the Parties pertaining to the subject matter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions, whether oral, written or otherwise, of the Parties.  There are no representations, warranties, covenants or other agreements between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement.

(b) No supplement, modification, amendment, waiver or termination of this Agreement shall be binding unless executed in writing by the Party to be bound thereby.

1.5 Applicable Law

This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated, in all respects, as an Ontario contract.

ARTICLE 2
ESCROW AGENT AND CERTIFICATES

2.1 Appointment of Escrow Agent

SusGlobal and Alterna hereby appoint the Escrow Agent to act as escrow agent on their behalf in accordance with the terms of this Agreement, and the Escrow Agent hereby accepts such appointment on the terms and conditions of this Agreement.

2.2 Delivery of Escrowed Materials and Property

The following material and property (together, the "Escrowed Property") shall be deposited into escrow:

(a) a mutual release (in a form previously agreed by Alterna and SusGlobal, and all other borrowers and guarantors detailed therein) for any claims in relation to all matters, including Alterna and Pace's granting of credit, taking of security, extension of credit and provision of banking services;

(b) cleared and readily available funds in the amount of C$1,250,000.00 (the "Cash");

(c) authorization from Alterna to discharge all security and registrations on its behalf; and

(d) an indemnity from SusGlobal and certain other borrowers to Alterna with respect to any claims by Canada Revenue Agency against Alterna  with respect to any obligations owing to Canada Revenue Agency on account of HST or employee deductions at source, valid on release of escrow.

SusGlobal shall deposit the property in clause (b), the indemnity in clause (d), and its signed counterpart of the release in clause (a), ensuring all other borrowers and guarantors have executed same.  Alterna shall deliver its signed counterpart of the release in clause (a) and the authorization in clause (c).  Upon deposit of all of the Escrowed Property the Escrow Agent shall notify Alterna and SusGlobal of same.

Until such time as the Escrowed Property is released by the Escrow Agent as provided herein, the Escrow Agent shall hold the said property in its possession. The escrowed Cash shall be held in an interest-bearing account, with interest released along with the Cash to the payee entitled thereto as per this Agreement.

2.3 Priority and Comfort Letter and Related Steps

(a) Alterna agrees that, forthwith on receipt of notice of the deposit of all Escrowed Property, it shall deliver the Priority Acknowledgment (with respect to $637,637 to be held as collateral in relation to the issuance of a letter of credit to the Ministry of Environment, Conservation and Parks (the "MOE")) to The Toronto-Dominion Bank ("TD") in the form previously agreed by Alterna and SusGlobal to SusGlobal.

(b) SusGlobal agrees that it shall deliver the said Priority Acknowledgment to TD, and shall use its commercially reasonable best efforts to cause TD to issue a replacement letter of credit to the Ministry of the Environment and to cause MOE to release the Alterna letter of credit No. 78 dated May 20, 2020 in the sum of $276,830.63 (the "Alterna LC"), in all cases as soon as is practicable.

(c) Alterna shall notify SusGlobal and the Escrow Agent forthwith upon the release of the Alterna L/C to it by way of wire to the account as detailed at Schedule A hereto.

(d) On release of the Escrowed Property in accordance with Section 3.1 Alterna shall, to the extent reasonably requested by SusGlobal, take such actions and execute and deliver such documentation as is reasonably required to release the security referenced in Section 2.2(c) (if anything is required in addition to the authorization contemplated thereby).

ARTICLE 3
RELEASE OF ESCROWED PROPERTY

3.1 Release

(a) Promptly upon receipt of notice pursuant to Section 2.3(c) the Escrow Agent shall release the Escrowed Property:

(i) in the case of the property referenced in Section 2.2(a), to both SusGlobal and Alterna;

(ii) in the case of the property referenced in Sections 2.2(b) and 2.2(d), to Alterna (in the case of the cash, by wire transfer as it directs in writing); and

(iii) in the case of the property referenced in Section 2.2(c), to SusGlobal.

(b) Promptly upon receipt of notice from Alterna that a demand for payment by the MOE on the Alterna LC has been received by Alterna or following September 30, 2023, if no notice is provided by Alterna pursuant to Section 2.3 (c), the Escrow Agent shall release the Escrowed Property on the following terms:

(i) in the case of the property referenced in Section 2.2(a), same shall be of no force and effect and null and void;

(ii) in the case of the property referenced in Sections 2.2(b) and 2.2(d), to SusGlobal (in the case of the cash, by wire transfer as it directs in writing) and the indemnity at 2.2 (d) shall be of no force and effect and null and void; and

(iii) in the case of the property referenced in Section 2.2(c), same shall be of no force and effect and null and void.

(c) The Escrow Agent shall have no duties in respect of the Escrowed Property other than those set out in Sections 2.2 and 3.1 herein.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties

Each Party represents and warrants to the other Parties hereto, with respect to itself only, as follows:

(a) it has full legal right, power and authority to enter into and perform all of its respective obligations under this Agreement;

(b) the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not violate any other agreement to which it is a party;

(c) this Agreement has been duly and validly executed and delivered and constitutes a legal, valid and binding agreement, enforceable against it in accordance with its terms except as (i) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or other similar applicable laws affecting the enforcement of creditors' rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability; and

(d) its execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not require the consent, waiver, approval, licence or authorization of or any filing with and governmental authority or other person and will not violate, result in a breach of, or the acceleration of any obligation under, or constitute a default under, any provision of its constating documents, or any indenture, mortgage, lien, lease, agreement, contract, instrument, order, law, rule, regulation, judgement, ordinance, decree, or restriction by which it or any of its properties or assets is bound.

ARTICLE 5
ESCROW AGENT

5.1 Duties and Liabilities of the Escrow Agent

(a) The Escrow Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement, and no implied duties or obligations shall be read into this Agreement against the Escrow Agent.  The Escrow Agent shall have no duty to enforce any obligation of any person, other than as provided herein.

(b) The Escrow Agent shall not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith, and in the exercise of its own best judgment, and shall not be held liable for any error in judgment made in good faith, unless it shall be proved that the Escrow Agent was negligent in ascertaining the pertinent facts or acted intentionally in bad faith.

(c) The Escrow Agent may rely, and shall be protected in acting, upon any judgment, order, notice, demand, direction, certificate or other instrument, paper or document which may be submitted to it in connection with its duties hereunder and the directions incorporated therein and which is believed by the Escrow Agent to be genuine and signed or presented by the proper person(s), and may accept the same as sufficient evidence of the facts stated therein.  The Escrow Agent shall in no way be bound to call for further evidence (whether as to due execution, validity or effectiveness, or the jurisdiction of any court, or as to the truth of any fact), and shall not be responsible for any loss that may be occasioned by its failing to do so.

(d) In the event that the Escrow Agent shall become involved in any arbitration or litigation relating to the Escrowed Property or any part of it, the Escrow Agent is authorized to comply with any decision reached through such arbitration or litigation.

(e) If the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any Party hereto or from a third Person with respect to any matter arising pursuant to this Agreement which, in its opinion, are in conflict with any provision of this Agreement, it shall be entitled to refrain from taking any action authorized and directed hereunder until it shall be authorized or directed otherwise in writing by both other Parties, or by an order of a court of competent jurisdiction from which no further appeal may be taken.

(f) The Escrow Agent shall not be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights under this Agreement other than any such liability as may arise from the failure of the Escrow Agent to perform such duties as are specifically set forth in this Agreement or as a result of the wilful misconduct, fraud or negligent acts or omissions on the part of the Escrow Agent or its representatives.

5.2 Indemnification of Escrow Agent

The other Parties will (on a several basis, each as to 50%) keep the Escrow Agent indemnified at all times against all actions, proceedings, losses, liabilities, costs, claims and demands incurred or sustained by the Escrow Agent in respect of any matter or thing done by it under, pursuant to or in connection with this Agreement, or otherwise arising in connection with its office as Escrow Agent hereunder, except in so far as the same arose through the negligence or wilful misconduct on the part of the Escrow Agent or otherwise arose from any breach by it of its obligations under this Agreement.

5.3 Resignation, Removal of Escrow Agent

(a) The Escrow Agent may resign its trust and be discharged from all further duties and liabilities hereunder after giving thirty (30) days' written notice to the other Parties or such shorter notice as the other Parties may jointly accept as sufficient. The other Parties may remove the Escrow Agent from its office at any time by giving not less than five (5) Business Days' joint written notice to the Escrow Agent. Upon discharge or removal, the Escrow Agent shall deliver the Escrowed Property as directed in writing jointly by the other Parties.

(b) In the event of the resignation of the Escrow Agent or its removal from office, the other Parties shall have five (5) Business Days to jointly appoint a successor escrow agent.

(c) Upon the appointment of any successor escrow agent, the successor escrow agent will be vested with the same powers, rights, duties and responsibilities as if the successor escrow agent had been originally named as Escrow Agent under this Agreement and will be subject to removal under this Section 5.3. The Escrow Agent which resigns or is removed shall execute such further assurances or documents as, in the reasonable opinion of Alterna and/or SusGlobal may be necessary or desirable to vest in the successor escrow agent the same powers, rights, duties and responsibilities as if the successor escrow agent had been originally named as Escrow Agent under this Agreement.

5.4 Dispute Resolution

It is understood and agreed that should any dispute arise with respect to the delivery, ownership, right of possession and/or disposition of the Escrowed Property, or should any claim be made upon the Escrow Agent or the Escrowed Property by a third party, the Escrow Agent, upon receipt of notice of such dispute or claim, is authorized and shall be entitled (at its sole option and election) to retain in its possession without liability, all or any of said Escrowed Property until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgement of a court or arbitrator of competent jurisdiction, the time for perfection of an appeal of such order, decree or judgment having expired.  A copy of any such settlement or final order, decree or judgment of a court or arbitrator of competent jurisdiction shall be delivered to the Escrow Agent by the other Party(ies) (as applicable) forthwith upon receipt thereof.  The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrowed Property.

5.5 Legal Counsel

(a) The Escrow Agent may employ or retain such counsel, experts or advisers as it may reasonably require for the purpose of discharging or determining its duties, obligations or rights hereunder and may pay reasonable remuneration for all services so performed by any of them, and shall not be responsible for any misconduct or negligence on the part of any such experts or advisers who have been appointed with due care by the Escrow Agent.  The Escrow Agent, its partners, officers, directors, employees and agents shall incur no liability and shall be fully protected in acting or not acting in accordance with any opinion, instruction or advice of counsel or such expert so long as, in all cases, they act in good faith in accordance with any opinions, instructions or advice.  The reasonable cost of such services shall be borne by Alterna and SusGlobal each as to 50%.

(b) Notwithstanding Goodmans LLP's role and responsibilities as Escrow Agent herein, Alterna agrees not to raise the issue of any actual, potential or perceived conflict of interest in Goodmans LLP acting for SusGlobal in any and all matters including in connection with the matters contemplated hereby and agrees that if any dispute arises between Alterna and SusGlobal Goodmans may act for SusGlobal in such dispute and any ensuing litigation irrespective of its role and responsibilities as Escrow Agent.

ARTICLE 6
MISCELLANEOUS

6.1 Notices

All notices, requests, demands or other communications required or permitted to be given by one Party to another under this Agreement (each, a "Notice") shall be given in writing and delivered by personal delivery or delivery by recognized national courier, sent by facsimile transmission or delivered by registered mail, postage prepaid, addressed as follows:

(a) If to Alterna, to:

8111 Jane Street, Unit 1
Vaughan, Ontario
L4K 4L7

Attention:
Email:

(b) If to the SusGlobal, to:

200 Davenport Road
Toronto, Ontario
M5R 1J2

Attention: Marc Hazout
Email:

(c) If to the Escrow Agent, to:

Goodmans LLP
333 Bay Street, Suite 3400
Toronto, Ontario
M5H 2S7

Attention: Neill May
Email:

or at such other address at which the addressee may from time to time notify the addressor.  Any Notice delivered by personal delivery or by courier to the Party to whom it is addressed as provided above shall be deemed to have been given and received on the day it is so delivered at such address.  If such day is not a Business Day, or if the Notice is received after 4:00 p.m. (addressee's local time), then the Notice shall be deemed to have been given and received on the next Business Day.  Any Notice sent by prepaid registered mail shall be deemed to have been given and received on the fourth Business Day following the date of its mailing.  Any Notice sent by electronic communication (including but not limited to e-mail and Internet or intranet websites) shall be deemed to have been given and received on the day of transmittal thereof if given during normal business hours of the recipient and on the next Business Day if not given during such hours on any day.

6.2 Waiver

Except as otherwise expressly set out herein, no waiver of any provision of this Agreement shall be binding unless it is in writing.  No indulgence, forbearance or other accommodation by a Party shall constitute a waiver of such Party's right to insist on performance in full and in a timely manner of all covenants in this Agreement or in any document delivered pursuant to this Agreement.  Waiver of any provision shall not be deemed to waive the same provision thereafter, or any other provision of this Agreement at any time.

6.3 Severability

If any provision of this Agreement or portion thereof or the application thereof to any Person or circumstance shall to any extent be illegal, invalid or unenforceable under applicable law: (a) the Parties will negotiate in good faith to amend this Agreement to implement the intentions set forth in this Agreement; and (b) or failing to achieve such amendment, the Escrow Agent shall be deemed to have discharged from all further duties and liabilities hereunder.

6.4 Assignment and Enurement

This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors (including any successor by reason of amalgamation or merger of any Party) and permitted assigns hereunder, provided that no Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other Parties.

6.5 Expenses

Each Party to this Agreement shall pay its respective legal, accounting and other professional advisory fees, costs and expenses incurred in connection with the negotiation, preparation and execution of this Agreement and all documents and instruments executed or delivered pursuant to this Agreement, as well as any other fees, costs and expenses incurred, unless otherwise specifically set out in this Agreement.

6.6 Further Assurance

The parties shall do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions.

6.7 Execution by Electronic Transmission

The signature of any of the parties hereto may be evidenced by a facsimile, scanned email or internet transmission copy of this Agreement bearing such signature.

6.8 Counterparts

This Agreement may be signed in one or more counterparts, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.  Notwithstanding the date of execution or transmission of any counterpart, each counterpart shall be deemed to have the effective date first written above.

[SIGNATURE PAGES TO IMMEDIATELY FOLLOW]

IN WITNESS WHEREOF the Parties have duly executed this Agreement as of the date first written above.

GOODMANS LLP

Per:
Name:
Title:

ALTERNA SAVINGS AND CREDIT UNION LIMITED, as assignee of Pace Savings & Credit Union Limited
Per:
Name:
Title:

Per:
Name:
Title:

SUSGLOBAL ENERGY CORP.

Per:
Name: Marc Hazout
Title: President and CEO

Per:
Name:
Title:

SCHEDULE "A"

ALTERNA WIRE DETAILS